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                             EXHIBIT 10.15


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                                   TREASURY BOND 6.11%
                                   RENTAL FACTOR 3.05875%
                                   LEASE FUNDING NO: 95013


                          LEASE SUPPLEMENT TO
              MASTER EQUIPMENT LEASE (the "Master Lease")
                                BETWEEN
                COCA-COLA FINANCIAL CORPORATION ("Lessor")
                                  AND
             COCA-COLA BOTTLING CO. CONSOLIDATED ("Lessee")
                         DATED: February 9, 1993

1. Term





The "Initial Term" shall commence on the 18th day of October, 1995 ("Lease Commencement Date"); and will continue for a term of one hundred eight (108) months ending on 18th day of October, 2004.

2. Rent

(a) BASIC RENT: As Basic Rent hereunder, Lessee shall pay an aggregate rental charge of $1,138,905.36, payable in arrears in thirty-six (36) quarterly installments of $31,636.26 each, beginning on January 18, 1996 and continuing on the same day of each calendar quarter thereafter during the Initial Term, with the final such installment being due and payable on October 18, 2004.

(b) INTERIM RENT: Lessee shall pay Lessor Interim Rent on all payments made by Lessor for Equipment from the date of Lessor's payment, if paid prior to the Lease Commencement Date, until the Lease Commencement Date. Interim Rent shall be calculated from the date of such payment on the basis of a rate which shall be the lesser of (i) a daily rate of .00037 per dollar so paid by Lessor, (which rate is based on the rate implied by the Basic Rent amount set forth above), or (ii) a per annum rate applied to the amount so paid by Lessor equal to the "Prime Rate" as published in The Wall Street Journal on the last business day prior to the date of such payment by Lessor. Interim Rent shall be payable in full on the Lease Commencement Date.

(c) SUPPLEMENTAL RENT: In addition to Basic Rent and Interim Rent, Lessee shall pay Lessor all Supplemental Rent provided for in the Master Lease including, without limitation, all applicable sales and use taxes.

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3. Location of the Equipment

The location(s) of the Equipment leased is (are) set forth on Exhibit "A" attached hereto.

4. Equipment Leased

The Equipment leased is described on each equipment invoice and installation notification subject to this Lease Supplement. The supporting equipment invoices, installation notifications and equipment serial numbers are summarized on Exhibit "A" attached hereto.

5. Stipulated Loss Value

The "Stipulated Loss Value" of each item of Equipment, as of any particular date of computation, shall be determined with reference to Exhibit "B" attached hereto by multiplying the original cost of such item of Equipment as stated on Exhibit "A" hereto by the percentage of the cost of such item set forth opposite the applicable month number on Exhibit "B" hereto. For this purpose the applicable month number means the number of months or partial months elapsed since the Lease Commencement Date. If only a portion of an item of Equipment is affected by any event causing calculation of "Stipulated Loss Value" as specified in the Master Lease, and the cost of such portion of the Equipment cannot be readily determined from the original cost of such item set forth on Exhibit A, then the Stipulated Loss Value for such portion of the Equipment shall be as reasonably calculated by Lessor, with written notice of such amount being sent to Lessee by Lessor.

6. Lease

This Lease Supplement is executed and delivered under and pursuant to the terms of the Master Lease, and this Lease Supplement shall be deemed to be a part of, and shall be governed by the terms and conditions of the Master Lease. For purposes of this Lease Supplement, capitalized terms which are used herein but which are not otherwise defined herein shall have the meanings ascribed to such terms in the Master Lease.


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IN WITNESS WHEREOF, Lessee has caused this Lease Supplement to be duly executed and delivered by its duly authorized officers, this 18th day of October, 1995.

LESSEE:


COCA-COLA BOTTLING CO. CONSOLIDATED

(CORPORATE SEAL)                          By:  (Signature of Brenda B. Jackson)
                                             Brenda B. Jackson

Attest: (Signature of Patricia A. Gill)   Title: Vice President & Treasurer
       Patricia A. Gill
Title: Assistant Secretary
Accepted in Atlanta, Georgia, this 2nd day of November, 1995.
    LESSOR:
    COCA-COLA FINANCIAL CORPORATION
    By: (Signature of Andre Balfour appears here)
    Title: Operations Manager


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CERTIFICATE OF ACCEPTANCE

This Certificate of Acceptance is executed and delivered under and pursuant to the terms of that certain Master Equipment Lease dated February 9, 1993 (the "Lease") between Coca-Cola Financial Corporation ("Lessor") and Coca-Cola Bottling Co. Consolidated ("Lessee"). This Certificate of Acceptance shall be deemed to be a part of, and shall be governed by, the terms and conditions of the Lease and words and phrases defined in the Lease shall have the same meanings in this Certificate of Acceptance.

The undersigned, the Lessee under the Lease, acknowledges and agrees that the Equipment described on the manufacturers' invoices summarized on the attached Exhibit "A", has been delivered to Lessee and installed and has been accepted by the Lessee under and pursuant to and subject to all terms and conditions of the Lease, and that such Equipment is in good order and condition and is of the manufacture, design and capacity selected by Lessee and is suitable for Lessee's purposes. Lessee understands that Lessor is relying on the foregoing certification in its purchase of such Equipment and, to induce Lessor to purchase such Equipment, Lessee agrees that it will settle all claims, defenses, set-offs and counterclaims it may have with the manufacturer directly with the manufacturer and will not assert any thereof against Lessor, that its obligation to Lessor is absolute, and that Lessor is neither the manufacturer, distributor nor seller of such Equipment.

This Certificate of Acceptance does not and shall not limit, abrogate or detract from any rights or claims against any manufacturer or vendor of the Equipment including, but not limited to, any warranties or representations written or oral, statutory, express or implied.

IN WITNESS WHEREOF, Lessee has caused this Certificate of Acceptance to be executed and delivered by its duly authorized officers, the 18th day of October, 1995.

(CORPORATE SEAL)              LESSEE: COCA-COLA BOTTLING CO.
CONSOLIDATED

Attest: (Signature of Patricia A. Gill      By: (Signature of Brenda B. Jackson
         appears here)                           appears here)
         Patricia A. Gill                        Brenda B. Jackson

Title:                                     Title:
       Assistant Secretary                      Vice President & Treasurer